EXHIBIT 10.1

AGREEMENT AND WAIVER

This Agreement and Waiver is entered into as of July 13, 2005, by and among Diamond I, Inc., a Nevada corporation ("Diamond I"), and Jason P. Davis, Mike Prasad, Ryan Hayden, Larry Shultz and Clayton D. Carter, the former shareholders of Diamond I Technologies, Inc., a Nevada corporation (such persons being referred to collectively herein as the "Shareholders").

WHEREAS, Diamond I and the Shareholders are party to an Agreement and Plan of Reorganization, dated as of January 7, 2005, and amended as of January 17, 2005 (the "Reorganization Agreement"), pursuant to which Diamond I acquired Diamond I Technologies, Inc., a Nevada corporation ("DiTech"); and
WHEREAS, Diamond I and the Shareholders have, since Diamond I's acquisition of DiTech, worked diligently to fulfill their respective obligations under the Reorganization Agreement; and
WHEREAS, Diamond I is obligated under the Reorganization Agreement to provide certain levels of capital during the next year, failing which could cause the ownership of DiTech to revert to the Shareholders, which obligation is burdensome and contrary to the best interests of Diamond I and its shareholders; and
WHEREAS, the Shareholders, and each of them, desire to waive their rights to cause the reversion of ownership of DiTech from Diamond I to them; and WHEREAS, Diamond I and the Shareholders desire to enter into this Agreement and Waiver, in an effort to improve Diamond I's public perception; and

NOW, THEREFORE, Diamond I and the Shareholders hereby agree as follows:

1. WAIVER BY SHAREHOLDERS

In consideration of the shares of Diamond I common stock to be issued to the Shareholders pursuant to Section 2 hereof, the Shareholders, and each of them, hereby waive any and all current and future rights arising under Sections 2.7(a) and 2.7(b) of the Reorganization Agreement; provided, however, that no capital that may be provided by Diamond I to DiTech shall be charged against the profitability of the Target System (as that term is defined in the Reorganization Agreement) for purposes of determining the vesting and issuance of the Operational Shares (as that term is defined in the Reorganization Agreement) pursuant to Section 1.6(b)(iii) of the Reorganization Agreement.

2. ISSUANCE OF SHARES OF DIAMOND I COMMON STOCK

In consideration of the waiver of the Shareholders contained in Section 1 hereof, Diamond I shall issue to the shareholders a total of 1,000,000 shares of its $.001 par value common stock, as follows: Jason P. Davis, 250,000 shares; Mike Prasad, 200,000 shares; Ryan Hayden, 200,000 shares; Larry Shultz, 200,000 shares; and Clayton D. Carter, 150,000 shares.

3. REPRESENTATIONS OF DIAMOND I

Diamond I has all necessary corporate power and authority to enter into this Agreement and Waiver and to carry out its obligations hereunder. The execution and delivery of this Agreement and Waiver by Diamond I and the consummation by Diamond I of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement and Waiver has been duly executed and delivered by Diamond I and constitutes a legal, valid and binding obligation of Diamond I.

4. REPRESENTATIONS OF THE SHAREHOLDERS

The Shareholders, and each of them, hereby represent and warrant to Diamond I that:
A. the Shareholders, and each of them, are under no legal disability with respect to entering into this Agreement and Waiver;
B. the Shareholders, and each of them, hereby represent and warrant that they have reviewed all of Diamond I's filings with the Securities and Exchange Commission, to date, and, with respect to such information, the Shareholders, and each of them, further represent and warrant that they have had an opportunity to ask questions of, and to receive answers from, the officers of Diamond I;
C. the Shareholders, and each of them, represent and warrant to Diamond I that the shares of Diamond I common stock being issued to them pursuant to this Agreement and Waiver are being acquired for their own accounts and for investment and not with a view to the public resale or distribution of such shares and further acknowledge that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available; and
D. the Shareholders, and each of them, consent to the placement of a legend restricting future transfer on the share certificates representing the Diamond I common stock delivered hereunder, which legend shall be in the following, or similar, form: "THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

5.  MISCELLANEOUS

A. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
(1) If to Parent or Acquiror: Diamond I, Inc., 5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(2) If to the Shareholders: Messrs. Davis, Prasad and Hayden, 616 Nimes Road, Los Angeles, California 90077
Larry Shultz ,2769 Deep Canyon Drive, Beverly Hills, California 90120

B. Arbitration. Any dispute arising under this Agreement and Waiver shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.
C. Binding Effect; Benefit. This Agreement and Waiver shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement and Waiver, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement and Waiver, including, without limitation, third party beneficiary rights.
D. Severability. If any term or other provision of this Agreement and Waiver is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement and Waiver shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement and Waiver so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
E. Entire Agreement. This Agreement and Waiver constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.
F. Assignability. This Agreement and Waiver shall not be assignable by either party or by operation of law, except with the express written consent of each other party.
G. Governing Law. This Agreement and Waiver shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in such State.
DIAMOND I:                         SHAREHOLDERS:
DIAMOND I, INC.                    /s/ JASON P. DAVIS
By: /s/ DAVID LOFLIN               Jason P. Davis, individually
David Loflin, President            /s/ MIKE PRASAD
                                   Mike Prasad, individually
                                   /s/ RYAN HAYDEN
                                   Ryan Hayden, individually
                                   /s/ LARRY SHULTZ
                                   Larry Shultz, individually
                                   /s/ CLAYTON D. CARTER
                                   Clayton D. Carter, individually